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                                                                   Exhibit 10.26

                                 LOAN AGREEMENT

                                     between

                                   Fagen, Inc.

                                     LENDER

                                       and

                             Red Trail Energy, LLC.

                                    BORROWER

                            Dated: FEBRUARY 28, 2006

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                                 LOAN AGREEMENT

THIS LOAN AGREEMENT is entered into as of this _____ day of FEBRUARY, 2006, by and between RED TRAIL ENERGY, LLC, a North Dakota limited liability company (herein "BORROWER"), and FAGEN, INC., a Minnesota corporation (herein "LENDER").

     WHEREAS, Borrower desires Lender to loan to Borrower an amount not to exceed One Million Dollars ($1,000,000) to be used by Borrower for the purpose of constructing a ethanol production facility in or near Richardton, North Dakota (the "PROJECT"), and Lender is willing to make the loan, all upon the terms, conditions, security, commitments, promises and undertakings set forth below; and

     WHEREAS, this Loan Agreement, together with the other Loan Documents (as hereinafter defined), shall set forth the rights, duties, and obligations of the parties with respect to amounts borrowed hereunder.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1. DEFINITIONS.

          1.1 Certain Definitions. As used herein, the following terms have the following definitions, unless otherwise defined herein, or the context clearly requires otherwise.

     "AGENT" means ICM, as agent for Lender, ICM, and GREENWAY under the terms of the Collateral Agreement, or any successor agent thereunder.

     "APPLICABLE RATE" means the fluctuating per annum rate of interest utilized under the Construction Loan Agreement, as determined from time to time, plus two percent (2%).

     "AVAILABLE FUNDS" means (I) DEBT SERVICE PAYMENTS, (II) any contributions to the capital of Borrower made after the date of this Loan Agreement, or (III) any other amounts TO BE PAID BY BORROWER TO LENDER THAT HAVE BEEN authorized by FNBO pursuant to the Construction Loan Agreement OR THE SUBORDINATION AGREEMENT.

     "CLOSING" means the date of execution and delivery of this Loan Agreement.

     "COLLATERAL" means the Property which is provided as security for the Indebtedness of Borrower hereunder.

     "COLLATERAL AGREEMENT" means that certain Collateral and Agency Agreement dated as of FEBRUARY ____, 2006 by and among Lender, ICM, and Green Way.

     "CONSTRUCTION LOAN AGREEMENT" means that certain Construction Loan Agreement dated December 15, 2005, by and between Borrower, as borrower, and FNBO, as lender.


                                                                  Loan Agreement
                                                                          Page 1

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     "DEFAULT" means and refers to an event that with notice or with the passage of time or both would constitute an Event of Default.

     "DEBT SERVICE PAYMENTS" MEANS, WITH RESPECT TO ANY PERIOD, ANY PAYMENTS RECEIVED BY AGENT IN PAYMENT OF ANY CASH INTEREST PAYMENTS (WHETHER STATED INTEREST OR DEFAULT INTEREST), PRINCIPAL PAYMENTS, LATE CHARGES, AND OTHER CHARGES WITH RESPECT TO ANY SUBORDINATE LOAN REQUIRED TO BE PAID DURING SUCH PERIOD.

     "EVENT OF DEFAULT" has the meaning ascribed to such term in ARTICLE 8 of this Loan Agreement.

     "FINANCING STATEMENTS" means collectively, all financing statements, if any, executed or to be executed by Borrower, to perfect or to continue the perfection of any security interests granted to Lender in any Collateral securing the Loan.

     "FNBO" means First National Bank of Omaha, a national banking association established at Omaha, Nebraska.

     "FNBO LOAN" means the loan made by FNBO to Borrower pursuant to the Construction Loan Agreement.

     "GAAP" means generally accepted accounting principles, consistently applied, as in effect at the time of application of the provisions hereof.

     "GOVERNMENTAL REQUIREMENTS" means the duties, requirements or other obligations imposed by applicable laws, rules, regulations or ordinances.

     "GREEN WAY" means Green Way Consulting, LLC, a Minnesota limited liability company.

     "GREENWAY LOAN" means a loan made by GreenWay to Borrower in an amount not to exceed One Million Five Hundred Twenty-Five Thousand Dollars ($1,525,000).

     "GREENWAY LOAN DOCUMENTS" means those agreements, instruments and other documents that evidence or secure the GreenWay Loan.

     "ICM" means ICM, Inc., a Kansas corporation.

     "ICM LOAN" means a loan made by ICM to Borrower in an amount not to exceed Three Million Dollars ($3,000,000).

     "ICM LOAN DOCUMENTS" means those agreements, instruments and other documents that evidence or secure the ICM Loan.

     "INDEBTEDNESS" means all present and future indebtedness, obligations and liabilities, or any part thereof, of Borrower now existing or hereafter arising under or in connection with this Loan Agreement, the Promissory Note or any of the other Loan Documents (specifically including, without limitation, the principal amount outstanding under the Promissory Note), together with (a) all interest accrued thereon; and (b) all costs, charges, commissions, reasonable


                                                                  Loan Agreement
                                                                          Page 2

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attorneys' fees and expenses owing and to become owing in connection with the enforcement and collection of the foregoing obligations and indebtedness, and those owing to or to become owing in connection with the repossession, operation, maintenance, preservation or foreclosure of any Collateral, regardless of whether such indebtedness, obligations and liabilities are direct, contingent, fixed, liquidated, unliquidated, joint, several or joint and several. The Indebtedness shall include all renewals, extensions, modifications, rearrangements and replacements of any of the above-described obligations and indebtedness. Indebtedness shall not include any amounts due under the Other Loan Documents.

     "INDEMNIFIED PERSON" has the meaning set forth in Section 6.7.

     "LIEN" means, any mortgage, lien, pledge, charge, security interest, assignment or encumbrance of any kind.

     "LOAN AGREEMENT" means and refers to this loan agreement executed by Borrower and Lender, as the same may at any time and from time to time be amended, extended, modified, renewed, restated or supplemented.

     "LOAN DOCUMENTS" means and refers to this Loan Agreement, the Promissory Note, the Collateral Agreement, the Security Documents, together with all other documents or instruments contemplated therein as any of them may at any time and from time to time be amended, extended, modified, renewed, restated or supplemented.

     "LOAN" means the amount loaned by Lender to Borrower pursuant to this Loan Agreement in connection with the Project.

     "MATERIAL ADVERSE EFFECT" means an effect resulting from any circumstance or event of whatever nature (including, but not limited to, the filing of, or any adverse determination or development in, any litigation, arbitration or governmental investigation or proceeding) which (a) has any adverse effect whatsoever upon the ability of Lender to enforce any material provisions of any of the Loan Documents; (b) is material and adverse to financial condition or other property of Borrower; or (c) impairs the ability of Borrower to fulfill any material obligation under the Loan Documents.

     "MATURITY DATE" means the date all amounts due and owing by Borrower to First National Bank of Omaha under the Construction Loan Agreement are paid in full or, if earlier, the date that is sixty-one (61) months after the date of this Loan Agreement.

     "MORTGAGE" means that certain mortgage, assignment of rents, security agreement, and fixture financing statement executed by Borrower in favor of Agent, which encumbers the Property and secures the Promissory Note and the Other Loan Documents.

     "OTHER LOAN DOCUMENTS" means, collectively, the GreenWay Loan Documents and the ICM Loan Documents.

     "PAYMENT PERCENTAGE" MEANS, FOR SO LONG AS NO SUBORDINATED LOAN HAS BEEN PAID IN FULL: WITH RESPECT TO ICM, FORTY-FIVE PERCENT (45%); WITH RESPECT TO GREENWAY, TWENTY-SEVEN AND ONE HALF PERCENT (27.5%); AND WITH RESPECT TO LENDER, TWENTY-SEVEN AND ONE-HALF


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                                                                          Page 3

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PERCENT (27.5%). ONCE THE LOAN OR THE GREENWAY LOAN HAS BEEN PAID IN FULL, THE
PAYMENT PERCENTAGE SHALL BE TWO-THIRDS (2/3) TO ICM AND ONE-THIRD (1/3) TO GREENWAY OR LENDER, WHICHEVER IS REMAINING, OR IF THE ICM LOAN IS PAID IN FULLY PRIOR TO THE PAYMENT IN FULL OF THE GREENWAY LOAN AND THE LOAN, THEN THE PAYMENT PERCENTAGE SHALL BE ONE-HALF (1/2) TO GREENWAY AND ONE-HALF (1/2) TO LENDER. ONCE THE LOANS OF TWO OF THE PARTICIPANTS HAVE BEEN PAID IN FULL, THEN THE PAYMENT PERCENTAGE SHALL BE 100% TO THE REMAINING PARTICIPANT.

     "PARTICIPATION PERCENTAGE" MEANS THE PERCENTAGE AMOUNT THAT THE OUTSTANDING PRINCIPAL BALANCE OF A SUBORDINATED LENDER'S SUBORDINATE LOAN BEARS TO THE AGGREGATE OUTSTANDING PRINCIPAL BALANCE OF ALL OF THE SUBORDINATE LOANS.

     "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PROPERTY" means and refers to the following property, rights, interests and estates now owned, or hereafter acquired, by Borrower:

     (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (collectively, the "LAND"), together with all additional lands and estates therein which may, from time to time, by supplemental mortgage be expressly made subject to the lien of this Mortgage.

     (b) Improvements. The buildings, structures, fixtures, additions, accessions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "IMPROVEMENTS");

     (c) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

     (d) Fixtures and Personal Property. All machinery, equipment, goods, inventory, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future use, maintenance, enjoyment, operation and occupancy of the Land and the Improvements and all building equipment,


                                                                  Loan Agreement
                                                                          Page 4

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          materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements and the right, title and interest of Borrower in and to any of the Personal Property (as hereinafter defined) which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located ("UNIFORM COMMERCIAL CODE"), superior in lien to the lien of this Mortgage and all proceeds and products of the above;

     (e) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, (individually, a "LEASE"; collectively, the "LEASES") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents (including all tenant security and other deposits), additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively the "RENTS") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Indebtedness;

     (f) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

     (g) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

     (h) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

     (i) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

     (j) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence


                                                                  Loan Agreement
                                                                          Page 5
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          any action or proceeding to protect the interest of Lender in the
          Property;

     (k) Agreements. All agreements, contracts (including purchase, sale, option, right of first refusal and other contracts pertaining to the Property), certificates, instruments, franchises, permits, licenses, approvals, consents, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Property (including any Improvements or respecting any business or activity conducted on the Land and any part thereof) and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

     (l) Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

     (m) Accounts. All accounts, accounts receivable, documents, instruments, chattel paper, deposit accounts, investment property, claims, reserves (including deposits) representations, warranties, and general intangibles, as one or more of the foregoing terms may be defined in the Uniform Commercial Code, and all contract rights, franchises, books, records, plans, specifications, permits, licenses (to the extent assignable), approvals, actions, choses, commercial tort claims, suits, proofs of claim in bankruptcy and causes of action which now or hereafter are owned by Borrower and relate to, or are derived from or are used in connection with the Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon; and

     (n) Other Rights. Any and all other rights of Borrower in and to the Property and any accessions, renewals, replacements and substitutions of all or any portion of the Property and all proceeds derived from the sale, transfer, assignment or financing of the Property or any portion thereof.

     "PROMISSORY NOTE" means that certain promissory note executed by Borrower to the order of Lender on the __day of FEBRUARY, 2006 in the principal amount of not to exceed $1,000,000.00, including any and all promissory notes given in renewal, extension, modification, restatement, rearrangement or replacement of the Promissory Note.

     "SECURITY DOCUMENTS" shall mean any agreement, instrument or document (including, but not limited to the Mortgage and Financing Statements) that secures Borrower's obligations under the Promissory Note and this Loan Agreement.

     "SUBORDINATED LENDER" MEANS ANY OF LENDER, GREEN WAY, AND ICM.

     "SUBORDINATED LOANS" MEANS THE LOAN, THE GREEN WAY LOAN AND THE ICM LOAN.


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                                                                          Page 6

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     "SUBORDINATION AGREEMENT" means that certain subordination agreement between Borrower, Lender, FNBO, ICM and Green Way dated DECEMBER 15, 2005.

          1.2 Titles. Underlined titles to sections have been included for convenience only and shall not define, affect or limit any of the terms or provisions of this Loan Agreement and shall be disregarded in construing the language of any such term or provision.

          1.3 Capitalized Terms. Capitalized terms used herein shall have the same meaning given to such terms in the other Loan Documents unless otherwise defined herein or the context clearly indicates otherwise.

ARTICLE 2. THE LOAN.

          2.1 Loan Facility. Subject to and upon the terms, covenants and conditions of this Loan Agreement, Lender agrees that it shall make a Loan in a principal amount that does not exceed One Million Dollars ($1,000,000). The Loan shall be evidenced by the Promissory Note and the other Loan Documents.

          2.2 Repayment of Loan.

(a) Prior to the Maturity Date. Borrower shall repay the principal amount of the Loan from Available Funds as hereinafter provided, and shall also pay accrued interest thereon in quarterly payments on the first day of January, April, July and October of each year. Such interest payments shall commence on the 1st day of April, 2006. The remaining outstanding principal balance and all accrued but unpaid interest shall become due and payable on the Maturity Date. In addition to the amounts being loaned by FNBO and Lender, Borrower is borrowing an amount not to Three Million Dollars ($3,000,000) from ICM under the terms of the ICM Loan Documents and an amount not to exceed One Million Five Hundred Twenty-Five Thousand Dollars ($1,525,000) from GreenWay under the terms of the GreenWay Loan Documents.

(b) Upon each and every date Borrower obtains Available Funds, Borrower shall pay out such Available Funds within five (5) business days thereafter to the Agent, who shall distribute such payment of Available Funds to Lender, ICM, and GREENWAY pursuant to the terms of the Collateral Agreement. The terms of the Collateral Agreement provide as follow:

     (i) the Agent shall distribute SUCH AVAILABLE FUNDS CONSISTING OF PAYMENTS OF INTEREST TO THE SUBORDINATE LENDERS PARI PASSU IN ACCORDANCE WITH THE SUBORDINATE LENDERS' RESPECTIVE PARTICIPATION PERCENTAGES.

     (II) THE AGENT SHALL DISTRIBUTE SUCH AVAILABLE FUNDS CONSISTING OF PAYMENTS OF PRINCIPAL TO THE SUBORDINATE LENDERS PARI PASSU IN ACCORDANCE WITH THE SUBORDINATE LENDERS' RESPECTIVE PAYMENT PERCENTAGES.


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                                                                          Page 7

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     (iii) THE AGENT SHALL DISTRIBUTE SUCH AVAILABLE FUNDS CONSISTING OF
          EXTRAORDINARY PAYMENTS TO THE PARTICIPANTS PARI PASSU IN ACCORDANCE WITH THE PARTICIPANTS' RESPECTIVE PARTICIPATION PERCENTAGES.

(c) Payments of Available Funds received by Lender under the terms of this of Section (REGARDLESS OF HOW CLASSIFIED BY THE AGENT) shall be applied to first to amounts other than interest and principal that are due hereunder, second to accrued but unpaid interest, and then third to principal. Any payment of principal on the Loan shall be evidenced by notations on the books and records of Lender. If requested by Borrower from time to time, Lender shall deliver a statement of account to Borrower setting forth the unpaid principal balance of the Loan. Such statement shall (absent clerical error) be deemed conclusively correct and accepted by Borrower unless Borrower notifies Lender to the contrary in writing within five (5) business days following delivery of such statement. Upon receipt of the payment or prepayment by Borrower of any portion of the Loan, Lender is hereby authorized to record the date and amount of each such payment or prepayment on its books and records, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error. The failure of Lender to make any such notation shall not affect in any manner or to any extent Borrower's obligations hereunder.

(d) The obligation of Borrower to repay the principal amount of the Loan together with interest thereon shall be further evidenced by the Promissory Note. Interest shall accrue on the principal amount of the Loan from the date of advance until the Maturity Date at a rate equal to the Applicable Rate. Lender's calculation of the applicable interest accrued on the Loan shall constitute prima facie evidence of the accuracy of the amount of interest calculated, absent manifest error.

          2.3 No Prepayment Charge. Borrower may make prepayments of principal at any time and from time to time without the payment of a prepayment charge; provided that such prepayments shall be deemed to be Available Funds to be distributed pursuant to the Collateral Agreement and Section 2.1(b).

          2.4 Renewal and Extension. Any renewal or extension of the Promissory Note (or any advance made pursuant to the terms of such renewed or extended Promissory Note) shall be subject to the terms of this Loan Agreement and the other Loan Documents. Lender is under no obligation to renew or extend the term of any Indebtedness when it matures.

          2.5 Reinstatement of Debt. If and to the extent Lender must deliver to FNBO a payment received from Borrower pursuant to the terms of the Subordination Agreement, Borrower will not be credited for the payment so turned over and the Indebtedness owing to Lender shall be adjusted accordingly.


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                                                                          Page 8

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ARTICLE 3. CONDITIONS TO CLOSING.

          3.1 Conditions Precedent to Lender's Obligations under the Loan Documents. Lender shall have no obligation under the Loan Documents unless the following conditions have been satisfied:

(a) Borrower shall have delivered to Lender duly and properly executed originals of the Loan Documents;

(b) Borrower shall have delivered certified (as of the date of this Loan Agreement) copies of all corporate action taken by Borrower, authorizing the execution, delivery and performance of the Loan Documents and each other document contemplated to be delivered pursuant to the Loan Documents;

(c) Lender shall have received current certificates of good standing for Borrower issued by the Secretary of State of the state in which Borrower is doing business;

(d) Borrower shall have delivered current UCC search results showing the Collateral is free and clear of any lien, encumbrance or security interest, other than the lien of the Agent and the mortgage securing the FNBO Loan, and demonstrated to Lender's satisfaction that Borrower owns the Collateral;

(e) Borrower shall have delivered its opinion of counsel concluding the Loan Documents are binding and enforceable in accordance with their terms and addressing such other matters as Lender may request;

(f) Borrower shall have delivered a commitment for title insurance proposing to insure the Lien of the Mortgage, subject only to (x) the mortgage securing the FNBO Loan, and (y) easements and restrictions of record which are acceptable to Lender, but if title insurance is not available, an attorney's opinion of title, abstract of title or such other title evidence satisfactory to Lender confirming the priority of the lien of the Mortgage as aforesaid shall be furnished at Borrower's expense;

(g) The Mortgage and the Financing Statement shall have been properly filed of record, and Borrower shall have paid all applicable recording costs, filing fees, stamp taxes and the like;

(h) Borrower and Lender shall have entered into an Design-Build Lump Sum Contract under which Lender is to design and construct the Project; and

(i) LENDER and ICM shall have entered into an agreement under which ICM is to provide certain services in connection with the design and construction of a coal fired steam generation system and a distillers grain steam dryer system for the Project;.

(j) Borrower and ICM shall have entered into the ICM Loan Documents on terms acceptable to Lender.


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                                                                          Page 9

(k) Borrower and Green Way shall have entered into the Green Way Loan Documents on terms acceptable to Lender; and

(l) Lender, ICM, FNBO, Green Way and Borrower shall have entered into the Subordination Agreement with respect to the loans each such lender shall make to Borrower, on terms acceptable to Lender; and

(m) Borrower shall have entered into the Construction Loan Agreement with FNBO, on terms acceptable to Lender.

          3.2 Actions by Lender. No action taken by Lender, including the advancement of funds hereunder, prior to Borrower's satisfaction of the above requirements, shall be deemed a waiver of Lender's right to require full compliance with all conditions.

ARTICLE 4. ADVANCE UNDER THE LOAN.

          4.1 Borrower's Right to Advance under the Loan. Lender shall be obligated to disburse or advance any funds under the Loan only if the following conditions have been satisfied as of the date of the request for the Loan:

(a)  Closing shall have previously occurred;

(b) All representations and warranties made herein shall be true and correct in all material respects as of the date of the Borrower's deemed request for the Loan;

(c)  No Default or Event of Default shall have occurred and be continuing; and

(d)  Borrower shall have performed or caused to be performed the conditions of
     Section 3.1 above applicable to the requested Loan.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants, and so long as any Indebtedness from Borrower to Lender remains unpaid or this Loan Agreement remains in effect, continuously represents and warrants as follows:

          5.1 Due Organization. Borrower is a duly organized and validly existing limited liability company under the laws of the State of North Dakota and is duly qualified to transact business and is in good standing in that State and in each jurisdiction where the nature and extent of its business and property require same. Borrower has the authority to own its properties and carry on its businesses as they are now and will be conducted.

          5.2 Due Authority. All actions necessary or required to be taken by Borrower for the execution, delivery and performance by Borrower of the Loan Documents have been duly authorized and taken by Borrower.


                                                                  Loan Agreement
                                                                         Page 10

          5.3 Enforceability against Borrower. This Loan Agreement and the other Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

          5.4 No Conflict. The execution and delivery of the Loan Documents by Borrower do not conflict with or constitute on the part of Borrower a breach of, or default under any of the terms, conditions, provisions, or restrictions of any other promissory note, mortgage or loan agreement, or of any partnership agreement or any other agreement, articles of incorporation, by-laws, lease or other instrument to which Borrower is subject or by which Borrower may be bound.

          5.5 Financial Statements. All balance sheets, income statements, accounts receivable aging reports, inventory reports and other financial information of Borrower which may hereafter be furnished to Lender present fairly the financial condition and results of Borrower's operations, as of the date and for the periods shown and have been and will be prepared in conformity with the standards established by AICPA and in accordance GAAP or such other basis of accounting as is acceptable to Lender.

          5.6 Litigation. There is no action, suit, proceeding, inquiry, or investigation at law or in equity or before or by any court, public board or body pending or threatened against or affecting Borrower, nor, to the best of Borrower's knowledge, does there exist any basis upon which any such action, suit, proceeding, inquiry or investigation could be instituted which could result in an unfavorable decision, ruling, or finding which would in any way materially adversely affect Borrower, Borrower's operations, the transactions contemplated in the Loan Documents or create a Lien on the Property.

          5.7 Statutory Compliance. Borrower and the Collateral are each in compliance in all material respects with all Governmental Requirements.

          5.8 Ownership of the Property and Collateral. Borrower has marketable title in and to the Property and the Collateral, subject only to the Lien and security interest of Lender pursuant to the Loan and the Lien of the mortgage securing the FNBO Loan.

ARTICLE 6. COVENANTS AND AGREEMENTS.

Borrower hereby covenants and agrees, and so long as any Indebtedness from Borrower to Lender remains unpaid or this Loan Agreement remains in effect, continuously covenants and agrees as follows:

          6.1 Payment of Indebtedness. Borrower will pay the Indebtedness at the time and in the manner provided in the Loan Documents, or as provided in any other instruments, agreements or documents evidencing the obligations of Borrower to Lender. In addition, Borrower will timely pay the obligations owed on the FNBO Loan.

          6.2 Maintain Good Standing. Borrower is and shall remain a limited liability company in good standing under the laws of the State of North Dakota and any other state in which qualification may be necessary.


                                                                  Loan Agreement
                                                                         Page 11

          6.3 Maintain System of Accounting; Provide Financial Information. Borrower shall maintain its books and records and system of accounting in accordance with GAAP or such other basis of accounting as is acceptable to Lender, so that at any time and from time to time the true and complete financial condition of Borrower is presented fairly and may be readily determined, and, at Lender's request, shall make such records available for Lender's inspection. Borrower agrees to furnish to Lender within thirty
     (30) days after the end of each calendar month (i) a balance sheet of Borrower, as of the end of such period, and (ii) income statements and statements of changes in cash flow for such period and year to date, all prepared in accordance with GAAP, and all in reasonable detail. Following completion of the Project, Borrower shall also furnish to Lender each month, within thirty (30) days of the last day of each month end, a monthly production report of Borrower's input and output amounts of corn usage, coal usage, distillers dried grain, ethanol and CO(2) together with all other monthly financial and operational information as may required by this Loan Agreement. Borrower shall also furnish promptly to Lender, in such form as Lender may reasonably request, such additional financial or other information concerning the cash flow, income, assets, liabilities, ownership, operations, corporate activities and meetings and transactions of Borrower as may be requested by Lender from time to time, and permit Lender to make and obtain copies of any such records or information.

          6.4 Notice of Litigation. Borrower shall advise Lender promptly of any claim or controversy which is or may become the subject of litigation against Borrower or any Collateral, and whether such litigation or potential litigation, in the event of an unfavorable outcome, could have a Material Adverse Effect on Borrower's financial condition or operations.

          6.5 Compliance with Governmental Requirements. Borrower shall timely comply with all Governmental Requirements applicable to the Loan, any of the Loan Documents, and all applicable organizational documents and other agreements to which Borrower is a party and shall promptly deliver to Lender evidence of such compliance upon request.

          6.6 Notification of Defaults and Other Events. Borrower shall promptly advise Lender in writing of any of the following occurrences or events as they become known to Borrower, specifying in each case the action Borrower has taken or caused to be taken, or proposes to take or cause to be taken, with respect to the following:

(a)  the occurrence of a Default or an Event of Default;

(b) any default by Borrower under any Governmental Requirement or in the payment of any indebtedness (or in the performance of any obligation related thereto) related to the Loan or the Loan Documents which could have a Material Adverse Effect;

(c) any claim or controversy which is or may become the subject of litigation, arbitration or governmental investigation which has been instituted or to the knowledge of Borrower, is threatened against Borrower or any Collateral which could have a Material Adverse Effect;


                                                                  Loan Agreement
                                                                         Page 12

(d)  any damage or injury to the Collateral; or

(e)  if the Project is no longer in operating condition.

          6.7 Hold Harmless. Borrower shall protect, indemnify, hold harmless and defend, at Borrower's own cost and expense. Lender, and its successors and assigns (each, an "INDEMNIFIED PERSON"), from and against, and if and to the extent paid, reimburse each such Indemnified Person for, any and all losses, liabilities, claims, damages deficiencies, interest, judgments, costs and expenses (including, but not limited to, all court costs and reasonable attorneys' fees and expenses) of any and every kind and nature arising out of or by reason of any representation or warranty made by Borrower hereunder or under any of the other Loan Documents; Provided, however, that nothing contained in this Section 6.7 shall be construed as an agreement by Borrower to indemnify any Indemnified Person for any Indemnified Person's (i) gross negligence or willful misconduct that directly causes or results in the harm or loss being indemnified; or (ii) any unexcused or unlawful breach by Lender of any of its obligations under this Loan Agreement or any of the other Loan Documents. The indemnity provided herein shall survive the expiration or earlier termination of the Loan Documents.

          6.8 Access to Borrower's Books and Records. At all times during normal business hours, Borrower shall accord Lender and Lender's representatives access to Borrower's books and records (wherever located), including those electronically stored, for inspection and examination and shall permit copies to be made of such books and records and make available a photocopy facility for that purpose at Borrower's expense.

          6.9 Costs and Expenses. Borrower has and will pay when due all costs and expenses occurring after Closing in connection with the Loan, including, but not limited to, all reasonable fees, expenses and disbursements of Lender's counsel in connection with the amendment, enforcement or defense of the Loan Documents, the granting or denial of any waiver or consent hereunder or under the other Loan Documents or any other matter or transaction contemplated by the Loan Documents.

          6.10 Prompt Performance. So long as any portion of the Indebtedness remains outstanding, Borrower shall promptly perform each and every obligation of Borrower as set forth herein, in the other Loan Documents, under the Construction Loan Agreement with FNBO, and under the Other Loan Documents.

          6.11 Insurance on the Collateral, So long as the Loan is outstanding, Borrower shall keep and maintain casualty insurance on the Collateral, which insurance shall name Lender as loss payee. The amount of insurance shall be subject to Lender's approval, and Borrower shall provide evidence that such insurance is in effect at all times.

          6.12 Operate the Project. Until the Loan is paid in full or otherwise retired as provided herein, Borrower covenants to continuously operate the Project at Borrower's sole cost and expense.


                                                                  Loan Agreement
                                                                         Page 13

ARTICLE 7. BORROWER'S NEGATIVE COVENANTS.

Borrower hereby covenants that so long as any portion of the Indebtedness remains outstanding and unpaid, Borrower will not, directly or indirectly, do any of the following without the prior written consent of Lender:

          7.1 Incur Or Make Additional Debt. Enter into any contract, guaranty, indemnity or other agreement with another party which has the effect of creating a monetary debt in favor of the other party, or enter into an amendment, change, revision or other modification of the terms of the FNBO Loan, the ICM Loan, or the Green Way Loan that has the effect of increasing the indebtedness, extending the time for payment or granting other collateral as security therefor. Borrower shall not make any loan, or extend credit to, any person including but not limited to any officer, manager, employee or member of Borrower.

          7.2 Application of Funds. Apply the amounts borrowed under this Loan Agreement to any purpose or use not expressly permitted under this Loan Agreement other than toward payment of proper costs of constructing the Project pursuant to the Design-Build Lump Sum Contract between Borrower and Lender, as invoiced by Lender.

          7.3 Change in Ownership. Sell, transfer or assign (or permit the sale, transfer or assignment of) any interest in the beneficial ownership of Borrower, or pledge or otherwise encumber (or permit any pledge or encumbrance of) any interest in Borrower.

          7.4 Use Violations. Use, maintain, operate or occupy or allow the use, maintenance, operation or occupancy of the Property in any manner which (i) violates the terms of the Loan Documents; (ii) may be dangerous unless safeguarded as required by law; (iii) constitutes a public nuisance; (iv) makes void, voidable or cancelable any insurance policy then in force with respect thereto; or (v) makes void, voidable or cancelable any governmental permit.

          7.5 Distributions. Declare or make any distribution (whether cash or property) to its members; provided, however, Borrower may make annual cash distributions to its members not to exceed the lesser of (i) the estimated federal, state and local income tax liability (excluding penalties and interest) attributable to each member's proportionate share of the Borrower's net taxable income, or (ii) the amount permitted under the Construction Loan Agreement. Such estimated tax liability, which shall be computed by the accountant who regularly prepares the Borrower's tax returns, shall be computed on the basis of the highest marginal rate applicable to individuals on capital gains and other taxable income for the fiscal year in question.

          7.6 Transfer Its Assets. Except in the ordinary course of its business, sell or offer to sell or otherwise transfer or dispose of any of Borrower's assets including the Project or any interest therein.

          7.7 Other Covenants. Do or cause to be done any act which would result in a breach of any of the Loan Documents.


                                                                  Loan Agreement
                                                                         Page 14

ARTICLE 8. EVENTS OF DEFAULT.

The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder:

          8.1 Failure to Make Payment. The failure of Borrower to pay, when due, any amount then owing by Borrower to Lender, which failure continues, without cure, for ten (10) days from the date notice of such failure is provided by Lender to Borrower.

          8.2 Default on the Agreement with Lender or ICM. Default in the performance by Borrower of any of the terms or obligations on its part to be performed under any agreement with Lender or ICM which default is not timely cured to the satisfaction of Lender or ICM, as the case may be, including without limitation the agreements referenced in clauses (h) and
     (j) of section 3.1.

          8.3 Failure to Make Payment or Discharge Obligations on Other Indebtedness. Default in the payment when due (subject to applicable grace periods), whether by acceleration or otherwise, of any other indebtedness or undertaking of Borrower, or default in the performance or observance of any obligation or condition with respect to any such other indebtedness or undertaking, if the effect of such default is to accelerate the maturity of such other indebtedness or undertaking or to permit the holder(s) thereof, or any trustee or agent for such holder(s), to cause such other indebtedness or undertaking to become due and payable prior to its expressed maturity.

          8.4 Failure to Discharge Obligations. The failure of Borrower to promptly, punctually and faithfully perform or discharge any of its covenants, agreements or obligations (excluding payment obligations) under any of the Loan Documents and such failure continues, without cure, for more than thirty (30) days from the date notice of such failure is provided by Lender to Borrower.

          8.5 Misrepresentation. The reasonable determination by Lender that any representation or warranty now or hereafter made by Borrower to Lender, whether in the Loan Documents or otherwise, was not true or correct when given in any material respect, and Borrower is unable to correct, cure or make true such representation or warranty within twenty (20) days from the date notice thereof is provided by Lender to Borrower.

          8.6 Governmental Action. Any Governmental Authority or any other person takes or institutes action, which in the reasonable opinion of Lender, will have a Material Adverse Effect on Borrower, Borrower's operations, or Borrower's ability to repay the Loan, and such governmental, public or private action continues, without cure, for more than twenty (20) days from the date notice thereof is provided by Lender to Borrower.

          8.7 Business Failure. Dissolution, termination of existence, insolvency, business failure, or suspension of business on the part of Borrower, the filing of a petition for the appointment of a receiver or the appointment of a receiver for all or any part of Borrower's property, assignment for the benefit of creditors or commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower.


                                                                  Loan Agreement
                                                                         page 15

          8.8 Service of Process. Service of any order of attachment, garnishment, or levy or the existence or the making or issuance of any tax lien or similar process on or with respect to any of Borrower's property, which has not been released, or collection, execution or similar process stayed for a period within of thirty (30) days.

          8.9 Judgment. The entry of any judgment or order against Borrower, which judgment or order is not satisfied or appealed from (with execution or similar process o stayed) within ten (10) days of the entry of such judgment.

          8.10 Sell. Transfer or Dispose of the Collateral. The sale, transfer, assignment, mortgage or other disposition of any of the Collateral without Lender's prior written consent.

ARTICLE 9. RIGHTS AND REMEDIES UPON DEFAULT.

          9.1 Remedies upon Default. Upon the occurrence of an Event of Default, Lender, acting by or through agents, receivers, trustees or otherwise (including, but not limited to the Agent) without further notice (including, without limitation, notice of default, notice of intent to accelerate or of acceleration) except for any notice that is expressly required herein, and without demand, presentment, protest or action of any nature whatsoever all of which are hereby waived by Borrower, and in addition to any other provision in the Loan Documents may exercise any or all of the following rights, remedies and recourses:

(a) Declare the unpaid principal balance of the Promissory Note, the accrued and unpaid interest thereon and any other accrued but unpaid portion of the Indebtedness to be immediately due and payable, whereupon the same shall become immediately due and payable; provided, however, that if accelerated pursuant to this sentence, the Promissory Note and all such Indebtedness may be reinstated at the option and upon the written approval of Lender.

(b)  Reduce any claim to judgment.

(c) Perform and discharge each and every obligation, covenant, condition and agreement of Borrower under any of the Loan Documents (provided that Lender shall not have any obligation to perform or discharge any such obligation), and, in exercising any such powers, to pay necessary costs and expenses, employ counsel and incur and pay reasonable attorneys' fees and expenses. Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability of Borrower by reason of this Loan Agreement, it being agreed that Lender shall be treated as agreeing to perform or discharge such obligation, duty or liability if (but only if) Lender shall expressly so elect, by sending written notice to the other contracting party to such documents.

(d) Lender may proceed by a suit or suits in equity or at law for a judicial or strict foreclosure hereunder, or for the specific performance of any covenant or agreement herein contained, or in aid of the execution of any power herein granted.


                                                                  Loan Agreement
                                                                         Page 16

(e) Lender, its agents or its representatives shall have the right to become the purchaser at any sale held by Lender or by any receiver or public officer, and Lender shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to Lender

(f) Exercise any and all other rights, remedies and recourses granted under any of the Loan Documents (including but not limited to the Security Documents) or otherwise now or hereafter existing in equity, at law, by virtue of statute or otherwise.

          9.2 Application of Proceeds After Default. All payments on the Loan received by Lender during the existence of an Event of Default, and the proceeds of any sale or disposition of the Collateral, and all proceeds generated by Lender's exercise of its remedies herein set forth or under any of the Loan Documents, shall be applied to the Indebtedness owing by Borrower in such order and manner as Lender deems appropriate any instructions from any other Person (including Borrower) notwithstanding.

          9.3 Waivers. To the full extent permitted by law, Borrower hereby irrevocably and unconditionally waives and releases:

(a) except as specifically provided for herein or in any of the other Loan Documents, all notices of any Default or Event of Default or of any election by Lender to exercise any right, remedy or recourse provided for under the Loan Documents or of the actual exercise of any such right, remedy or recourse;

(b) except as specifically provided for in any of the Loan Documents, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of intention to accelerate the Indebtedness or notice of acceleration of the Indebtedness.

          9.4 Discontinuance of Proceedings. In case Lender shall have proceeded to invoke any right, remedy, recourse or power permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Lender shall have the unqualified right to do so and, in such event, Borrower and Lender shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if same had never been invoked.

ARTICLE 10. MISCELLANEOUS PROVISIONS.

Borrower acknowledges and agrees that the following provisions shall also apply to this Loan Agreement:

          10.1 Continuing Agreement. This is a continuing agreement and all the rights, powers and remedies of Lender hereunder and all agreements and obligations of Borrower and Lender shall continue to exist until all of the Indebtedness is paid in full.

          10.2 Failure to Give Notice and/or Cure. If any provision of the Loan Agreement or any of the other Loan Documents provides for Lender to give to Borrower


                                                                  Loan Agreement
                                                                         Page 17
     or any other person liable on the Loan any notice and/or cure period regarding an Event of Default, then, if Lender shall fail to give such notice to Borrower or such other Person, the sole and exclusive remedy of Borrower or such other person for such failure shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Promissory Note enjoined, postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such Event of Default in the manner and during the period of time permitted by the Loan Agreement or the applicable Loan Document, if any, and neither Borrower nor such other person shall have any right to damages or any other type of relief against Lender not herein specifically set forth, all of which damages or other relief are hereby waived by Borrower. Borrower understands and agrees that the term of any cure period granted in this Loan Agreement shall not be increased by a similar cure period granted in any other Loan Document with respect to the same default.

          10.3 Defense of Actions. Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Loan, or the respective rights and obligations of Lender and Borrower pursuant to this Loan Agreement and the other Loan Documents. Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender on demand.

          10.4 No Modification. No modification, consent or waiver whatsoever of any provision hereunder shall be effective unless in writing and approved by Lender, and then only to the extent set forth in such writing.

          10.5 Failure to Act. No act, delay, or omission of Lender to exercise any right, remedy or power under the Loan Documents shall impair any such right, remedy or power, or be construed to be a waiver of any Default or an acquiescence therein; and any single or partial exercise of any such right, remedy or power shall not preclude other and further exercise thereof, or the exercise of any other right, remedy or power.

          10.6 Rights Cumulative. The rights, remedies and powers provided in the Loan Documents or otherwise are cumulative, and the exercise of any particular right, remedy or power does not preclude the exercise of any other right, remedy or power in addition to, or as an alternative of, such remedy.

          10.7 Limitation on Interest. Notwithstanding anything herein or in the other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder, under the Promissory Note or any of the other Loan Documents, or any interest contracted for, collected or received by Lender exceed the maximum interest rate allowed by applicable law. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with any of the Promissory Note and the Loan. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under either of the Promissory Note or the Loan, or any other circumstance whatsoever, and results in Lender having been paid any interest in


                                                                  Loan Agreement
                                                                         Page 18
     excess of that permitted by applicable law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited to the principal balance of said Promissory Note, or if said Promissory Note has been or would thereby be paid in full, refunded to Borrower, and the provisions of said Promissory Note and the other applicable Loan Documents shall immediately be deemed to be reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.

          10.8 Provisions Severable. If any one or more of the provisions of this Loan Agreement operates, in whole or in part, or if any one or more of the provisions of this Loan Agreement would prospectively operate, in whole or in part, to invalidate this Loan Agreement, then said provision or provisions shall be deemed null and void, but shall not affect any other provision of this Loan Agreement, and its remaining provisions shall in no way be affected, prejudiced or disturbed thereby.

          10.9 No Assignment by Borrower. Neither this Loan Agreement nor the other Loan Documents may be assigned by Borrower without the express written consent of Lender.

          10.10 Borrower Additionally Bound. Borrower understands and agrees that it is additionally bound by the terms and conditions of the other Loan Documents, which such terms and provisions are incorporated herein and made a part of this Loan Agreement. To the extent that any term or provision of the other Loan Documents conflicts with a term or provision of this Loan Agreement, the term or provision affording Lender the most security or the greatest right shall control.

          10.11 Binding Effect. This Loan Agreement and the other Loan Documents shall be binding upon Lender and Borrower and inure to the benefit of their respective representatives, successors and assigns.

          10.12 No Agency. Unless expressly set forth herein or in the other Loan Documents, nothing contained herein or in the other Loan Documents shall be construed as creating an agency relationship between Borrower and Lender. It is expressly agreed and understood that no party shall have the right to act for or on behalf of any other party as the result of the execution hereof or of the other Loan Documents.

          10.13 Not a Joint Venture or Partnership. Nothing contained in any of the Loan Documents shall be deemed to render Lender and Borrower partners or joint venturers for any purpose.

          10.14 Survival of Representations. All covenants, agreements, undertakings, indemnities, representations and warranties made by the Borrower herein will survive the delivery of the Loan Documents and the making of the Loan, and any investigation at any time made by or on behalf of Lender will not diminish Lender's right to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of


                                                                  Loan Agreement
                                                                         page 19
     the Borrower under or pursuant to the Loan Documents or in connection with the transactions contemplated hereby shall constitute representations and warranties made by the Borrower hereunder.

          10.15 Further Assurances. Each party hereto agrees, from time to time as may be reasonably requested by the other party hereto, to execute, acknowledge, obtain and deliver such documents as may be required in order to complete and effect the transactions contemplated by the Loan Documents.

          10.16 Time. Time is of the essence with respect to Borrower's obligations under the Loan Documents.

          10.17 No Third Party Beneficiaries. Neither this Loan Agreement nor the other Loan Documents create any rights to or for the benefit of any person or persons not a party hereto or thereto.

          10.18 Governing Law, Jurisdiction and Venue. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. Borrower expressly agrees to jurisdiction and venue for any and all legal proceedings filed in connection herewith in Hennepin County, Minnesota.

          10.19 Notice. All notices, requests and communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing), except for any telephone notices specifically provided for herein, and may be personally served or sent by telecopier, registered or certified mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service.

Any such notice, request or other communication shall be deemed given and received (i) if given by personal service, or telecopier (confirmed in writing) twenty-four (24) hours after having been given; (ii) if sent by telecopier with confirmation by telephone, upon receipt; (iii) if sent by registered or certified mail, upon the earlier of (x) actual receipt, or (y) three (3) days after deposit in a depository of the United States Postal Service, postage prepaid; (iv) if sent by Federal Express, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, upon the earlier of (x) actual receipt or (y) twenty four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid and properly addressed. For the purposes hereof, the addresses of Borrower and Lender shall be as set forth below.

If to Lender:       Fagen, Inc.
                    Attn: JENNIFER JOHNSON
                    P.O.Box 159
                    501 West Highway 212
                    Granite Falls, MN 56241
                    Telecopier: (320) 564-3278

If to Borrower:     Red Trail Energy, LLC


                                                                  Loan Agreement

                    Attn: Mick Miller
                    P.O. Box 11
                    3682 Hwy. 8 South
                    Richardton, ND 58562
                    Telecopier: (701)974-3309

Any party may, by proper written notice hereunder to the other party, change the address to which notices shall thereafter be sent to it.

          10.20 Counterparts. This Loan Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same agreement.

          10.21 Acceptance by Lender. This Loan Agreement is not binding upon Lender until accepted by Lender.

THIS LOAN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, ARE THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN US. LENDER AND BORROWER EACH HEREBY ACKNOWLEDGE AND AFFIRM THAT NO SUCH UNWRITTEN, ORAL AGREEMENTS EXIST. EACH PARTY HERETO ACKNOWLEDGES THAT SUFFICIENT SPACE HAS BEEN PROVIDED HEREIN, AND IN THE OTHER LOAN DOCUMENTS, FOR THE PLACEMENT OF NONSTANDARD TERMS.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


                                                                  Loan Agreement
                                                                         Page 21

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be executed and delivered as of the date and year first written above.

                                        BORROWER:

                                        RED TRAIL ENERGY, LLC


                                        By: /s/ Ambrose R Hoff
                                            ------------------------------------
                                        Name: Ambrose R Hoff
                                        Its: President


                                        ACCEPTED BY LENDER:

                                        FAGEN, INC.


                                        By: /s/ Ron Fagen
                                            ------------------------------------
                                        Name: Ron Fagen
                                        Its: CEO-President


                                                                  Loan Agreement
                                                                         Page 22

                                   SCHEDULE A
                                TO LOAN AGREEMENT

                          LEGAL DESCRIPTION OF PROJECT:

TRACT 1:

A TRACT OF LAND LOCATED IN THE SOUTHWEST QUARTER (SW1/4) OF SECTION 4, TOWNSHIP 139 NORTH, RANGE 92 WEST OF THE 5TH PRINCIPAL MERIDIAN, STARK COUNTY, NORTH DAKOTA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL THAT PORTION OF SAID SOUTHWEST QUARTER LYING SOUTH OF THE SOUTHERLY 200 FOOT RIGHT OF WAY LINE OF THE BURLINGTON NORTHERN / SANTA FE RAILROAD AS SURVEYED AND CONSTRUCTED ACROSS SAID SOUTHWEST QUARTER OF SECTION 4, EXCEPT THE WEST 100.00 FEET AND THE SOUTH 850.00 FEET OF THE WEST 920.00 FEET OF SAID SOUTHWEST QUARTER OF SECTION 4.

TRACT 2:

A TRACT OF LAND LOCATED IN THE SE1/4 OF SECTION 4, TOWNSHIP 139 NORTH, RANGE 92 WEST OF THE 5TH P.M., STARK COUNTY, NORTH DAKOTA, MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

ALL THAT PORTION OF SAID SE1/4 LYING SOUTH OF THE SOUTHERLY 200 FOOT RIGHT OF WAY LINE OF THE BURLINGTON NORTHERN / SANTA FE RAILROAD AS SURVEYED AND CONSTRUCTED ACROSS THE SAID SE1/4 OF SECTION 4.

TRACT 3:

A TRACT OF LAND LOCATED IN THE SOUTH HALF (S1/2) OF SECTION 4, TOWNSHIP 139 NORTH, RANGE 92 WEST OF THE 5TH PRINCIPAL MERIDIAN, STARK COUNTY, NORTH DAKOTA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THE SOUTHERLY 150.00 FEET OF THE SOUTHERLY 200.00 FEET OF RIGHT OF WAY FOR THE BURLINGTON NORTHERN / SANTA FE RAILROAD AS SURVEYED AND CONSTRUCTED ACROSS SAID SOUTH HALF OF SECTION 4. SAID TRACT CONTAINS 16.87 ACRES.

TRACT 4:

A TRACT OF LAND LOCATED IN THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER (NE1/4 NE1/4) OF SECTION 9, TOWNSHIP 139 NORTH, RANGE 92 WEST OF THE 5TH PRINCIPAL MERIDIAN, STARK COUNTY, NORTH DAKOTA, BEING MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

THE SOUTHERLY 150.00 FEET OF THE SOUTHERLY 200.00 FEET OF RIGHT OF WAY FOR THE BURLINGTON NORTHERN / SANTA FE RAILROAD AS SURVEYED AND CONSTRUCTED ACROSS SAID NORTHEAST QUARTER


                                                                  Loan Agreement
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

OF THE NORTHEAST QUARTER OF SECTION 9. SAID TRACT CONTAINS 2.79 ACRES.

TRACT 5:

A TRACT OF LAND LOCATED IN THE NORTHWEST, NORTHEAST AND SOUTHEAST QUARTERS OF
SECTION 10, TOWNSHIP 139 NORTH, RANGE 92 WEST OF THE 5TH PRINCIPAL MERIDIAN, STARK COUNTY, NORTH DAKOTA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THE SOUTHERLY 150.00 FEET OF THE SOUTHERLY 200.00 FEET OF RIGHT OF WAY FOR THE BURLINGTON NORTHERN / SANTA FE RAILROAD AS SURVEYED AND CONSTRUCTED ACROSS SAID NORTHWEST QUARTER, THE NORTHEAST QUARTER AND THE SOUTHEAST QUARTER OF SECTION
10. SAID TRACT CONTAINS 22.05 ACRES.


                                                                  Loan Agreement
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